Exhibit 99.1

Analog Devices Reports First Quarter Fiscal Year 2015 Results, Increases Quarterly Cash Dividend by 8 Percent

NORWOOD, Mass.--(BUSINESS WIRE)--February 17, 2015--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its first quarter of fiscal year 2015, which ended January 31, 2015.

“We executed well in the first quarter, with results that were near the high end of our guidance range and year-over-year revenue growth of 23%,” said Vincent Roche, President and CEO. “As typically happens, order rates improved in January, particularly in the industrial and automotive end markets, and have remained strong thus far. Accordingly, we are planning for strong growth in our second quarter, with significant operating leverage. We are also increasing our quarterly cash dividend, reflecting our long term confidence in our business.”

ADI announced that its Board of Directors has approved an 8% increase in its quarterly cash dividend, from $0.37 to $0.40 per outstanding share of common stock. The quarterly dividend that was declared by the Board of Directors will be paid on March 10, 2015 to all shareholders of record at the close of business on February 27, 2015.

For additional information please visit ADI’s financial press release page.

Results for the First Quarter of Fiscal Year 2015

  Revenue totaled $772 million, down 5% sequentially, and up 23% year-over-year
  GAAP gross margin of 65.2% of revenue; Non-GAAP gross margin of 65.6% of revenue
  GAAP operating margin of 26.9% of revenue; Non-GAAP operating margin of 31.4% of revenue
  GAAP diluted EPS of $0.57; Non-GAAP diluted EPS of $0.63

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal year 2015, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Second Quarter of Fiscal Year 2015

The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$810 to $830 million	-	$810 to $830 million
Gross Margin	approx. 66.5%	$0.9 million (1)	approx. 66.5%
Operating Expenses	approximately flat to 1Q 2015	$24.5 million (1)	Up 2% to 3% sequentially
Interest & Other Expense	$5.0 million	-	$5.0 million
Tax Rate	approx. 16.5%		approx. 15%
Earnings per Share	$0.62 to $0.66	$0.08 (2)	$0.70 to $0.74

1. Reflects estimated adjustments for amortization of purchased intangible assets.
2. Represents impact of the amortization of purchased intangible assets on a per share basis.

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the first quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 70828827, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP measures to its GAAP measures.

Management uses non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expense, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

The following items are excluded from our Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred in the first quarter of fiscal 2015 and fourth quarter of fiscal 2014 as a result of the Hittite acquisition primarily include: severance payments; expense associated with the fair value adjustments to inventory, property, plant and equipment, and distributor deferred costs; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Stock-Based Compensation Expense:

In the first quarter of fiscal 2015, the Company recorded $3.0 million of stock-based compensation expense for one of its former executive officers due to the accelerated vesting of restricted stock units and a reduction in the requisite service period for stock options in accordance with the terms of the applicable agreements. In addition, in the first quarter of fiscal 2015, the Company recorded $1.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units and stock options in conjunction with the restructuring charge recorded in the fourth quarter of fiscal 2014. In the fourth quarter of fiscal 2014, the Company canceled certain stock awards in conjunction with the restructuring charge which resulted in the recognition of income for stock-based compensation expense recorded in prior periods for these awards. These stock-based compensation expenses and income and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

The exclusion of these items allows management to evaluate the Company’s core business and trends across different reporting periods on a consistent basis. Management presents these Non-GAAP items to enable investors and analysts to evaluate our core business.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the first quarter of fiscal 2015 and fourth quarter of fiscal 2014 include legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Acquisition-Related Debt Costs: The Company incurred debt financing costs during the fourth quarter of fiscal 2014 on its 90-day term loan facility used to finance the Hittite acquisition. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: In the first quarter of fiscal 2015, the Company recorded $3.8 million of tax adjustments related to the Hittite acquisition. In addition, the Company recorded a $7.0 million tax benefit related to the reinstatement of the R&D tax credit in December 2014, retroactive to January 1, 2014. In the fourth quarter of fiscal 2014, the Company recorded $5.5 million of tax adjustments related to the Hittite acquisition. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Management believes that the presentation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expenses and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Analog Devices believes that non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expenses and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 100,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, First Quarter, Fiscal 2015

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 15	4Q 14	1Q 14
	Jan. 31, 2015	Nov. 1, 2014	Feb. 1, 2014
Revenue	$771,986	$814,247	$628,238
Year-to-year change	23%	20%	1%
Quarter-to-quarter change	-5%	12%	-7%
Cost of sales (1)	268,379	328,210	219,120
Gross margin	503,607	486,037	409,118
Gross margin percentage	65.2%	59.7%	65.1%
Year-to-year change (basis points)	10	-590	240
Quarter-to-quarter change (basis points)	550	-570	-50
Operating expenses:
R&D (1)	151,706	154,797	128,591
Selling, marketing and G&A (1)	120,171	121,424	98,178
Amortization of intangibles	23,796	25,250	55
Special charges	-	34,637	2,685
Total operating expenses	295,673	336,108	229,509
Total operating expenses percentage	38.3%	41.3%	36.5%
Year-to-year change (basis points)	180	520	-160
Quarter-to-quarter change (basis points)	-300	370	40
Operating income	207,934	149,929	179,609
Operating income percentage	26.9%	18.4%	28.6%
Year-to-year change (basis points)	-170	-1,110	390
Quarter-to-quarter change (basis points)	850	-940	-90
Other expense	7,164	11,231	3,718
Income before income tax	200,770	138,698	175,891
Provision for income taxes	22,013	30,003	23,305
Tax rate percentage	11.0%	21.6%	13.2%
Net income	$178,757	$108,695	$152,586

Shares used for EPS - basic	311,274	312,815	312,286
Shares used for EPS - diluted	315,684	316,868	318,017

Earnings per share - basic	$0.57	$0.35	$0.49
Earnings per share - diluted	$0.57	$0.34	$0.48

Dividends paid per share	$0.37	$0.37	$0.34

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,392	$2,371	$1,557
R&D	$6,874	$6,155	$4,859
Selling, marketing and G&A	$11,105	$6,867	$4,991

Analog Devices, First Quarter, Fiscal 2015

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	1Q 15	4Q 14	1Q 14
	Jan. 31, 2015	Nov. 1, 2014	Feb. 1, 2014
Cash & short-term investments	$2,873,281	$2,866,468	$4,701,109
Accounts receivable, net	402,350	396,605	328,787
Inventories (1)	367,238	367,927	289,935
Other current assets	160,168	180,886	151,128
Total current assets	3,803,037	3,811,886	5,470,959
PP&E, net	612,472	622,422	529,010
Investments	34,989	34,507	23,363
Goodwill	1,641,793	1,642,438	283,167
Intangible assets, net	646,400	671,402	28,497
Other	82,465	77,035	64,472
Total assets	$6,821,156	$6,859,690	$6,399,468

Deferred income on shipments to distributors, net	$278,228	$278,435	$245,236
Other current liabilities	354,681	430,621	274,258
Long-term debt, non-current	872,926	872,789	872,378
Non-current liabilities	509,111	519,948	211,961
Shareholders' equity	4,806,210	4,757,897	4,795,635
Total liabilities & equity	$6,821,156	$6,859,690	$6,399,468

(1) Includes $3,176, $3,291, and $2,196 related to stock-based compensation in 1Q15, 4Q14, and 1Q14, respectively.

Analog Devices, First Quarter, Fiscal 2015

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	1Q 15	4Q 14	1Q 14
	Jan. 31, 2015	Nov. 1, 2014	Feb. 1, 2014
Cash flows from operating activities:
Net Income	$178,757	$108,695	$152,586
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	31,773	30,917	27,335
Amortization of intangibles	24,739	26,186	55
Stock-based compensation expense	20,371	15,393	11,407
Other non-cash activity	3,743	600	1,417
Excess tax benefit - stock options	(4,635)	(882)	(7,604)
Deferred income taxes	(2,915)	(56,812)	(2,993)
Changes in operating assets and liabilities	(83,180)	138,166	(24,730)
Total adjustments	(10,104)	153,568	4,887
Net cash provided by operating activities	168,653	262,263	157,473
Percent of total revenue	21.8%	32.2%	25.1%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,211,021)	(1,946,144)	(2,234,996)
Maturities of short-term available-for-sale investments	701,149	1,507,940	2,029,319
Sales of short-term available-for-sale investments	583,750	487,259	212,819
Additions to property, plant and equipment	(23,760)	(43,417)	(48,123)
Payments for acquisitions, net of cash acquired	(118)	(2,183)	-
Change in other assets	(3,729)	(2,633)	(3,342)
Net cash provided by (used for) investing activities	46,271	822	(44,323)

Cash flows from financing activities:
Term loan repayments	-	(1,995,398)	-
Dividend payments to shareholders	(115,084)	(116,308)	(106,024)
Repurchase of common stock	(59,636)	(187,375)	(88,963)
Proceeds from employee stock plans	42,793	21,533	79,600
Excess tax benefit - stock options	4,635	882	7,604
Contingent consideration payment	-	-	(1,773)
Change in other financing activities	(3,988)	(1,178)	22,248
Net cash used for financing activities	(131,280)	(2,277,844)	(87,308)
Effect of exchange rate changes on cash	(2,675)	(1,449)	(704)

Net increase (decrease) in cash and cash equivalents	80,969	(2,016,208)	25,138
Cash and cash equivalents at beginning of period	569,233	2,585,441	392,089
Cash and cash equivalents at end of period	$650,202	$569,233	$417,227

Analog Devices, First Quarter, Fiscal 2015

Schedule D
Revenue Trends by End Market (Unaudited)
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014.

	Three Months Ended
	Jan. 31, 2015				Nov. 1, 2014	Feb. 1, 2014
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$349,766	45%	-6%	21%	$373,938	$288,795
Automotive	123,675	16%	-8%	-1%	134,771	124,607
Consumer	94,835	12%	1%	27%	94,215	74,429
Communications	203,710	26%	-4%	45%	211,323	140,407
Total Revenue	$771,986	100%	-5%	23%	$814,247	$628,238

* The sum of the individual percentages does not equal the total due to rounding.

Analog Devices, First Quarter, Fiscal 2015

Schedule E
Reconciliation from GAAP to Non-GAAP Data (In thousands, except per-share amounts) (Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 15	4Q 14	1Q 14
	Jan. 31, 2015	Nov. 1, 2014	Feb. 1, 2014

GAAP Gross Margin	$503,607	$486,037	$409,118
Gross Margin Percentage	65.2%	59.7%	65.1%
Acquisition-Related Expenses	2,973	54,388	-
Stock-Based Compensation Expense	113	(113)	-
Non-GAAP Gross Margin	$506,693	$540,312	$409,118
Gross Margin Percentage	65.6%	66.4%	65.1%

GAAP Operating Expenses	$295,673	$336,108	$229,509
Percent of Revenue	38.3%	41.3%	36.5%
Acquisition-Related Expenses	(24,132)	(27,166)	-
Acquisition-Related Transaction Costs	(3,057)	(5,987)	-
Restructuring-Related Expense	-	(34,637)	(2,685)
Stock-Based Compensation Expense	(4,164)	1,302	-
Non-GAAP Operating Expenses	$264,320	$269,620	$226,824
Percent of Revenue	34.2%	33.1%	36.1%

GAAP Operating Income/Margin	$207,934	$149,929	$179,609
Percent of Revenue	26.9%	18.4%	28.6%
Acquisition-Related Expenses	27,105	81,554	-
Acquisition-Related Transaction Costs	3,057	5,987	-
Restructuring-Related Expense	-	34,637	2,685
Stock-Based Compensation Expense	4,277	(1,415)	-
Non-GAAP Operating Income/Margin	$242,373	$270,692	$182,294
Percent of Revenue	31.4%	33.2%	29.0%

GAAP Other Expense (Income)	$7,164	$11,231	$3,718
Percent of Revenue	0.9%	1.4%	0.6%
Acquisition-Related Debt Costs	-	(4,823)	-
Non-GAAP Other Expense	$7,164	$6,408	$3,718
Percent of Revenue	0.9%	0.8%	0.6%

GAAP Diluted EPS	$0.57	$0.34	$0.48
Acquisition-Related Expenses	0.08	0.25	-
Acquisition-Related Transaction Costs	0.01	0.01	-
Acquisition-Related Debt Costs	-	0.01	-
Acquisition-Related Tax Impact	(0.01)	(0.02)	-
Restructuring-Related Expense	-	0.09	0.01
Stock-Based Compensation Expense	0.01	-	-
Impact of the Reinstatement of the R&D Tax Credit	(0.02)	-	-

Non-GAAP Diluted EPS (1)	$0.63	$0.69	$0.49

(1) The sum of the individual per share amounts may not equal the total due to rounding

CONTACT:
For more information, please contact:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
781-461-3491 (fax)
Director of Investor Relations
investor.relations@analog.com